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                                                                    EXHIBIT 23.1


To the Stockholders and Board of Directors of Lennox International Inc.:


We consent to the incorporation by reference in Registration Statement Nos. 333-83961, 333-83959, 333-86989, 333-92389, 333-52046, 333-60122, and 333-71416
on Form S-8, Registration Statement Nos. 333-102881 and 333-91136 on Form S-3 and File No. 333-81555 on Form S-4 of Lennox International Inc. of our report dated February 4, 2003, relating to the consolidated balance sheet of Lennox International Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, and the related financial statement schedule as of and for the year ending December 31, 2002, which report is incorporated by reference in the December 31, 2002 annual report on Form 10-K of Lennox International Inc. Our report refers to the adoption of Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets". Our report also refers to the transitional disclosures for 2001 and 2000 required by SFAS No. 142 and included in Note 2 under the heading "Goodwill and Other Intangible Assets".

                                                            KPMG LLP
Dallas, Texas
March 26, 2003